Exhibit 2.1
===============================================================================






                          ASSET PURCHASE AGREEMENT


                                by and among


                            SCREAMINGMEDIA INC.,


                          BROAD ACQUISITION CORP.


                                    and


                               INLUMEN, INC.





                        Dated as of October 29, 2002






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
                             TABLE OF CONTENTS


                                                                                                               Page

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ARTICLE I DEFINITIONS.............................................................................................1

   SECTION 1.01.         Definitions..............................................................................1

ARTICLE II PURCHASE AND SALE......................................................................................8

   SECTION 2.01.         Purchase and Sale........................................................................8
   SECTION 2.02.         Excluded Assets..........................................................................8
   SECTION 2.03.         Assumption of Liabilities................................................................8
   SECTION 2.04.         Excluded Liabilities.....................................................................8
   SECTION 2.05.         Assignment of Contracts and Rights.......................................................9
   SECTION 2.06.         Purchase Price; Escrow...................................................................9
   SECTION 2.07.         Purchase Price Adjustment...............................................................10
   SECTION 2.08.         Closing.................................................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................................11

   SECTION 3.01.         Capitalization..........................................................................11
   SECTION 3.02.         Organization and Qualification; Subsidiaries of the Seller..............................11
   SECTION 3.03.         Corporate Authorization.................................................................12
   SECTION 3.04.         Governmental Authorization..............................................................12
   SECTION 3.05.         Non-Contravention.......................................................................12
   SECTION 3.06.         Required Consents.......................................................................13
   SECTION 3.07.         Financial Statements....................................................................13
   SECTION 3.08.         No Undisclosed Liabilities..............................................................13
   SECTION 3.09.         Absence of Certain Changes..............................................................13
   SECTION 3.10.         Title to Purchased Assets...............................................................14
   SECTION 3.11.         Solvency................................................................................14
   SECTION 3.12.         Litigation..............................................................................15
   SECTION 3.13.         Material Contracts......................................................................15
   SECTION 3.14.         Licenses and Permits....................................................................15
   SECTION 3.15.         Compliance with Laws....................................................................16
   SECTION 3.16.         Proprietary Rights......................................................................16
   SECTION 3.17.         Employees...............................................................................18
   SECTION 3.18.         Intercompany Arrangements...............................................................18
   SECTION 3.19.         Taxes...................................................................................18
   SECTION 3.20.         Finders' Fees...........................................................................19
   SECTION 3.21.         Employee Benefit Plans..................................................................19
   SECTION 3.22.         Related Party Transactions..............................................................20
   SECTION 3.23.         Investment Representations and Warranties...............................................20
   SECTION 3.24.         Acquisition for Own Account.............................................................20
   SECTION 3.25.         Ability to Protect Its Own Interests....................................................20
   SECTION 3.26.         Accredited Investor.....................................................................20
   SECTION 3.27.         Legends.................................................................................20
   SECTION 3.28.         Other Information.......................................................................21
   SECTION 3.29.         NewsAlert Assets........................................................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER...........................................................21

   SECTION 4.01.         Capitalization..........................................................................21
   SECTION 4.02.         Organization and Qualification..........................................................22
   SECTION 4.03.         Corporate Authorization.................................................................22
   SECTION 4.04.         Governmental Authorization..............................................................22
   SECTION 4.05.         Non-Contravention.......................................................................23
   SECTION 4.06.         Required Consents.......................................................................23
   SECTION 4.07.         Litigation..............................................................................23
   SECTION 4.08.         Finders' Fees...........................................................................23
   SECTION 4.09.         Compliance with Laws....................................................................23
   SECTION 4.10.         SEC Documents...........................................................................23
   SECTION 4.11.         Acquisition Sub.........................................................................24
   SECTION 4.12.         Other Information.......................................................................24

ARTICLE V COVENANTS OF THE SELLER................................................................................24

   SECTION 5.01.         Conduct of Business.....................................................................24
   SECTION 5.02.         Access to Information...................................................................25
   SECTION 5.03.         Notices of Certain Events...............................................................25
   SECTION 5.04.         Noncompetition..........................................................................26
   SECTION 5.05.         Name Change.............................................................................27
   SECTION 5.06.         Trademarks; Trade names.................................................................27
   SECTION 5.07.         No Negotiation with Third Parties.......................................................27
   SECTION 5.08.         Tax Matters.............................................................................28

ARTICLE VI COVENANTS OF THE PARTIES..............................................................................28

   SECTION 6.01.         Assumed Liabilities; Payments...........................................................28
   SECTION 6.02.         Reasonable Efforts; Further Assurances..................................................29
   SECTION 6.03.         Certain Filings.........................................................................29
   SECTION 6.04.         Confidentiality.........................................................................29
   SECTION 6.05.         Public Announcements....................................................................30
   SECTION 6.06.         Other Matters...........................................................................30
   SECTION 6.07.         [Intentionally Omitted].................................................................30
   SECTION 6.08.         Allocation of Purchase Price............................................................30
   SECTION 6.09.         WorldCom Data Center....................................................................31
   SECTION 6.10.         Filing of Reports Under the Exchange Act................................................31
   SECTION 6.11.         Notification............................................................................31

ARTICLE VII EMPLOYEE MATTERS.....................................................................................32

   SECTION 7.01.         Employees and Offers of Employment......................................................32
   SECTION 7.02.         No Third Party Beneficiaries............................................................33

ARTICLE VIII CONDITIONS TO CLOSING...............................................................................33

   SECTION 8.01.         Conditions to the Obligations of Each Party.............................................33
   SECTION 8.02.         Conditions to Obligation of the Buyer and Acquisition Sub...............................34
   SECTION 8.03.         Conditions to Obligations of the Seller.................................................35

ARTICLE IX SURVIVAL; INDEMNIFICATION.............................................................................35

   SECTION 9.01.         Survival................................................................................35
   SECTION 9.02.         Indemnification.........................................................................36
   SECTION 9.03.         Procedures; No Waiver...................................................................37
   SECTION 9.04.         Sole Remedy.............................................................................38
   SECTION 9.05.         Adjustments to Indemnification Payments.................................................38

ARTICLE X TERMINATION............................................................................................39

   SECTION 10.01.         Grounds for Termination................................................................39
   SECTION 10.02.         Effect of Termination..................................................................40

ARTICLE XI MISCELLANEOUS.........................................................................................40

   SECTION 11.01.         Notices................................................................................40
   SECTION 11.02.         Amendments; No Waivers.................................................................41
   SECTION 11.03.         Expenses...............................................................................41
   SECTION 11.04.         Successors and Assigns.................................................................41
   SECTION 11.05.         Governing Law..........................................................................41
   SECTION 11.06.         Jurisdiction...........................................................................41
   SECTION 11.07.         Waiver of Jury Trial...................................................................42
   SECTION 11.08.         Counterparts; Effectiveness............................................................42
   SECTION 11.09.         Entire Agreement; Severability.........................................................42
   SECTION 11.10.         Headings; Interpretation...............................................................42
   SECTION 11.11.         Incorporation of Exhibits and Schedules................................................42
   SECTION 11.12.         Specific Performance...................................................................43


EXHIBITS

Exhibit A       -    Purchased Assets
Exhibit B       -    Excluded Assets
Exhibit C       -    Form of Escrow Agreement
Exhibit D       -    Form of Assignment and Assumption Agreement
Exhibit E       -    Form of Bill of Sale


                                 SCHEDULES


Schedule A                 Knowledge of the Seller
Schedule B                 Net Working Liabilities
Schedule C                 Changes to Revenue Run-Rate
Schedule 2.03              Assumed Contracts
Schedule 3.02              Subsidiaries with an Interest in the Purchased Assets
Schedule 3.05              Termination Rights
Schedule 3.06              Required Consents
Schedule 3.07              Accounts Receivable
Schedule 3.09              Certain Changes Since December 31, 2001
Schedule 3.10              Personal Property and Liens
Schedule 3.12              Litigation
Schedule 3.13(a)           Material Contracts
Schedule 3.13(b)           Customer Contracts
Schedule 3.13(c)           Non-binding Contracts; Contracts in Default
Schedule 3.16(a)           Trademarks
Schedule 3.16(b)(1)        License Agreements
Schedule 3.16(b)(2)        Trade Secrets
Schedule 3.16(d)           Employees Without Nondisclosure Agreements
Schedule 3.16(f)           Royalties and Third Party Payments
Schedule 3.16(h)(1)        Material Licenses
Schedule 3.16(h)(2)        Third Party Exclusive Rights
Schedule 3.16(h)(3)        Trade Secret Arrangements
Schedule 3.17              Employees
Schedule 3.18              Intercompany Arrangements
Schedule 3.19(a)           Tax Returns
Schedule 3.19(b)           Tax Agreements
Schedule 3.21              Severance Payments
Schedule 3.22              Related Party Transactions
Schedule 3.29              NewsAlert Assets
Schedule 4.01(b)           Outstanding Securities
Schedule 7.01(a)           Potentially Transferred Employees
Schedule 7.01(c)           Certain Employees

                          ASSET PURCHASE AGREEMENT
                          ------------------------


         ASSET PURCHASE AGREEMENT, dated as of October 29, 2002, by and among ScreamingMedia Inc., a Delaware corporation (the "Buyer"), Broad Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Buyer ("Acquisition Sub"), and Inlumen, Inc., a Delaware corporation (the "Seller").


                            W I T N E S S E T H:
                            - - - - - - - - - -

         WHEREAS, the Buyer, through Acquisition Sub, desires to purchase the Purchased Assets and assume the Assumed Liabilities (each such term as defined below) from the Seller, and the Seller desires to sell the Purchased Assets and transfer the Assumed Liabilities to the Buyer, through Acquisition Sub, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Acquired Cash" means cash in an amount equal to the Net Working Liabilities.

         "Acquisition Sub" has the meaning set forth in the Preamble.

         "Adjusted Revenue Run-Rate" means the Revenue Run-Rate as modified pursuant to Schedule C as of the Business Day immediately preceding the Closing Date.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "Ancillary Agreements" means the Conveyance Documents and the Escrow Agreement.

         "Assumed Contract" has the meaning set forth in Section 2.03 hereof.

         "Assumed Liabilities" has the meaning set forth in Section 2.03 hereof.

         "Bankruptcy Event" means any of the following events: (a) the Seller commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction relating to the Seller; (b) there is commenced against the Seller any such case or proceeding that is not dismissed within 60 days after commencement;
(c) the Seller thereof is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered;
(d) the Seller suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Seller makes a general assignment for the benefit of creditors; (f) the Seller fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Seller calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Seller, by any act or failure to act, indicates its consent to, approval of or acquiescence in, any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

         "Business" means the licensing of news, pricing data, corporate information or charting, alerting, portfolio display, screening, financial planning and analysis tools, individually or together, to enterprises, including, but not limited to, financial institutions and media companies, as well as the provision of such market data or financial applications directly to individuals through any digital medium, including a website.

         "Business Day" means any day on which banks are not required or authorized by Law or executive order to close in the City of New York.

         "Buyer" has the meaning set forth in the Preamble.

         "Buyer Common Stock" means shares of the Buyer's common stock, $0.01 per value per share.

         "Buyer Party" has the meaning set forth in Section 9.02(a) hereof.

         "Cash Consideration" has the meaning set forth in Section 2.06 hereof.

         "Closing" has the meaning set forth in Section 2.08 hereof.

         "Closing Consideration" has the meaning set forth in Section 2.06 hereof.

         "Closing Date" means the date of the Closing.

         "Closing Date Financial Statements" has the meaning set forth in
Section 8.02(g) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended to date.

         "Competing Transaction" has the meaning set forth in Section 5.07 hereof.

         "Confidentiality Agreement" means the confidentiality agreement among the Buyer and the Seller dated April 24, 2002.

         "Contracts" means all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments.

         "Conveyance Documents" has the meaning set forth in Section 2.08(b) hereof.

         "Determination Date" means the date which is five (5) Business Days prior to the Closing Date. In the event that a Closing Date is scheduled but later delayed or otherwise changed to a later date, then the Determination Date shall be similarly changed to five (5) Business Days prior to such actual later Closing Date.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

         "Escrow Agreement" means the Escrow Agreement in the form attached hereto as Exhibit C.

         "Escrowed Consideration" has the meaning set forth in Section 2.06 hereof.

         "Excluded Assets" means the assets of the Seller, other than the Purchased Assets, to be excluded hereunder, including, without limitation, those listed on Exhibit B hereto.

         "Excluded Liabilities" has the meaning set forth in Section 2.04 hereof.

         "Expiration Date" has the meaning set forth in Section 10.01(ii) hereof.

         "Extension Period" has the meaning set forth in Section 10.01(ii) hereof.

         "Financial Certificate" has the meaning set forth in Section 8.02(g) hereof.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Indemnified Person" has the meaning set forth in Section 9.03(b) hereof.

         "Indemnifying Person" has the meaning set forth in Section 9.03(b) hereof.

         "Indemnity Deductible" has the meaning set forth in Section 9.02(c) hereof.

         "Knowledge of the Buyer" means the actual knowledge after due inquiry of the Buyer.

         "Knowledge of the Seller" means the actual knowledge after due inquiry of such persons listed on Schedule A.

         "Law" means any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction and any other similar act or law.

         "License Agreement" has the meaning set forth in Section 3.16(b) hereof.

         "Lien" means any mortgage, liability, lien (including any tax lien), obligation, pledge, charge, security interest or encumbrance of any kind.

         "Losses" has the meaning set forth in Section 9.02(a) hereof.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise) or results of operations of the Purchased Assets, taken as a whole.

         "Material Required Content" means the Required Consents set forth on Schedule 3.06 and marked as "Material."

         "Monthly Revenue Run-Rate" means, for each customer of the Seller, the amount set forth under the heading "Monthly Revenue Run-Rate" opposite each such customer's name on Schedule 3.13(b) hereof. Such Monthly Revenue Run-Rate has been calculated as of the date of determination (which is the date hereof for purposes of Schedule 3.13(b) and which shall be the Business Day immediately preceding the Closing Date for purposes of the Adjusted Revenue Run-Rate), for each customer of the Seller, as the recurring guaranteed and variable billing amount for such date of determination's calendar month for such customer, as adjusted for any contracted or notified future changes to the terms of such customer's contract that were known by the Seller prior to such date of determination. Where the variable billings for the relevant calendar month cannot be known, the variable billings for the most recent month for which such billings can be known shall be used.

         "Net Working Liabilities" means net working liabilities, computed in accordance with Schedule B and in an amount equal to the amount of such net working liabilities on the Closing Date Financial Statements (accounts payable, accrued expenses, capital lease obligations, costs related to the buyout of the WorldCom data center lease to the extent such buyout takes place within one hundred eighty (180) days of the Closing Date and deferred revenue less accounts receivable, other receivables and prepaid assets). For the avoidance of doubt, in calculating Net Working Liabilities the Seller shall exclude all assets and liabilities not related to (a) the operation of the Purchased Assets, (b) the assumption of the Assumed Liabilities, (c) the Excluded Assets, (d) the Excluded Liabilities and (e) any liability under any operating lease.

         "NewsAlert Assets" has the meaning set forth in Section 3.29 hereof.

         "Permitted Exceptions" means (i) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent; (ii) zoning, entitlement and other land use and environmental regulations by any Governmental Entity; and (iii) such other imperfections in title, defects, exceptions, restrictions, easements, rights of way and encumbrances, Liens and land use and environmental regulations that do not materially detract from the value of or materially interfere with the present use of any Purchased Asset subject thereto and affected thereby.

         "Permits" has the meaning set forth in Section 3.14 hereof.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity.

         "Plan" means each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Seller, or to which the Seller is party, whether written or oral, for the benefit of any employee or former employee of the Business.

         "Potentially Transferred Employee" has the meaning set forth in
Section 7.01(a) hereof.

         "Principal Stockholders" means Capital Z Financial Services Fund, L.P., Capital Z Financial Services Private Fund, L.P. and NewsAlert Investors, LLC.

         "Proprietary Rights" means all (A) U.S. and foreign patents, patent rights, patent applications, patent disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof; (B) copyrights and registrations and applications for registration thereof; (C) mask works and registrations and applications for registration thereof; (D) computer software programs and applications in both source and object code forms and related documentation; (E) database and compilation rights and other data or collections of data necessary to operate the technology and related documentation, but excluding data and databases collected or maintained for and on behalf of customers under contracts not included in the Purchased Assets; (F) trade secrets, know-how and confidential information, inventions and technology, whether patentable or nonpatentable and whether or not reduced to practice, processes and techniques, formulae, algorithms, research and development information (collectively, "Trade Secrets"); (G) trademarks, service marks, trade names, Internet domain names, designs, logos, and slogans together with registrations and applications thereof and the goodwill associated therewith (collectively, "Trademarks"); (H) remedies against infringements thereof and rights of protection of an interest therein under the Laws of all jurisdictions); and (I) all copies and tangible embodiments thereof.

         "Purchased Assets" means the assets of the Seller to be purchased hereunder, listed on Exhibit A hereto.

         "Purchase Price" has the meaning set forth in Section 2.06(a) hereof.

         "Purchase Price Adjustment" has the meaning set forth in Section 2.07(b) hereof.

         "Reorganization" has the meaning set forth in Section 6.08 hereof.

         "Representatives" has the meaning set forth in Section 5.07 hereof.

         "Required Consent" has the meaning set forth in Section 3.06 hereof.

         "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

         "Revenue Run-Rate" means the total Monthly Revenue Run-Rate as of the date hereof for all customers of the Seller listed on Schedule 3.13(b), multiplied by twelve (12).

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" has the meaning set forth in Section 4.10 hereof.

         "Second Extension Period" has the meaning set forth in Section 10.01(ii) hereof.

         "Securities" has the meaning set forth in Section 2.06(a) hereof.

         "Securities Act" mean the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Seller" has the meaning set forth in the Preamble.

         "Seller Common Stock" means the common stock, par value $0.01 per share, of the Seller.

         "Seller Financial Statements" means, collectively, the audited consolidated balance sheets of the Seller and its Subsidiaries as of December 31, 2000 and December 31, 2001, the audited consolidated statements of operations, stockholders' equity and cash flows of the Seller and its Subsidiaries for the years ended December 31, 2000 and December 31, 2001, the unaudited consolidated balance sheet of the Seller and its Subsidiaries as of September 30, 2002 and September 30, 2001 and the unaudited consolidated statements of operations, stockholders' equity and cash flows of the Seller and its Subsidiaries for the periods ended September 30, 2002 and September 30, 2001.

         "Seller Licensed Intellectual Property" has the meaning set forth in Section 3.16(b) hereof.

         "Seller Party" has the meaning set forth in Section 9.02(b) hereof.

         "Seller Preferred Stock" means the Seller Series A Preferred Stock and the Seller Series B Preferred Stock.

         "Seller's Proprietary Rights" means all Proprietary Rights owned by the Seller or any Subsidiary of the Seller relating to or affecting the Purchased Assets, or that are used, or held for use, in the operation of the Purchased Assets or necessary for the operation of the Purchased Assets, excluding the Excluded Assets.

         "Seller Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Seller.

         "Seller Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Seller.

         "Software Programs" has the meaning set forth in Section 3.16(e) hereof.

         "Stock Value" means the average closing price of a share of Buyer Common Stock for the ten trading days ending on the trading day immediately preceding the Determination Date; provided, however, that the Stock Value shall in no event be less than $1.30 per share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event having a record date on or after the date hereof).

         "Stockholder Approvals" means the approval of the holders of the Seller Series A Preferred Stock and Seller Series B Preferred Stock, each voting as a separate class, and all shares of the Seller Preferred Stock and Seller Common Stock together voting as a single class, at a meeting duly called and held, or by written consent duly signed, in accordance with the DGCL for the purpose of approving the sale of the Purchased Assets, this Agreement and the transactions contemplated hereby.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Supplemental Schedules" has the meaning set forth in Section 6.11 hereof.

         "Tax" means any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

         "Trade Secrets" has the meaning set forth in the definition of "Proprietary Rights" in this Section 1.01.

         "Trademarks" has the meaning set forth in the definition of "Proprietary Rights" in this Section 1.01.

         "Transferred Employees" has the meaning set forth in Section 7.01(a) hereof.

         "Use" has the meaning set forth in Section 3.16(b) hereof.

                                 ARTICLE II

                             PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the Seller shall sell, convey, transfer, assign and deliver to Acquisition Sub, and Acquisition Sub shall purchase and accept from the Seller, on the Closing Date, good and valid title in and to the Purchased Assets, wherever located, free and clear of all Liens other than Permitted Exceptions. A list of items constituting the Purchased Assets is set forth on Exhibit A hereto.

         SECTION 2.02. Excluded Assets. The Buyer expressly understands and agrees that none of the assets and properties of the Seller other than the Purchased Assets (the "Excluded Assets") shall be purchased by Acquisition Sub hereunder and the Excluded Assets shall be excluded from the Purchased Assets. For the avoidance of doubt, the Excluded Assets shall include, but not be limited to, the items set forth on Exhibit B hereto and all claims, rights or causes of action related to any Excluded Asset or Excluded Liability.

         SECTION 2.03. Assumption of Liabilities. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, Acquisition Sub shall assume and, from and after the Closing Date, shall perform only (i) the Seller's obligations in the Contracts listed on
Schedule 2.03 (other than (x) liabilities or obligations attributable to any failure by the Seller to comply with the terms thereof prior to the Closing Date but only to the extent that such liabilities or obligations relate to the conduct of the Business prior to the Closing Date or (y) liabilities or obligations which are included in Net Working Liabilities in clause (iii) below) (each an "Assumed Contract"), (ii) any other obligations or liabilities relating to or pertaining to the Purchased Assets which obligations and liabilities are expressly set forth on
Schedule 2.03 except for liabilities or obligations which are included in Net Working Liabilities in clause (iii) below and (iii) the Net Working Liabilities ((i), (ii) and (iii) collectively, the "Assumed Liabilities"). In accordance with the indemnification provisions of Article IX hereof, the parties expressly agree that on and after the Closing Date, the Seller and its Affiliates will be relieved of any and all obligations or liabilities relating to the Assumed Liabilities and the Buyer and Acquisition Sub shall be solely responsible for the Assumed Liabilities.

         SECTION 2.04. Excluded Liabilities. All of the liabilities of the Seller and any of its Affiliates (or any predecessor owner of all or part of their businesses and assets) except the Assumed Liabilities are herein referred to as the "Excluded Liabilities," and Acquisition Sub shall not assume any such obligations or liabilities of the Business or any liabilities attendant to any of the foregoing, of any nature whatsoever, whether known, unknown, liquidated or contingent and whether presently in existence or arising or asserted hereafter. For the avoidance of doubt, Excluded Liabilities include, without limitation: (a) all liabilities and obligations relating to Excluded Assets; (b) except to the extent provided in Section 5.08, Tax liabilities of the Seller arising out of or attributable to the transactions contemplated hereby or relating to the Purchased Assets for periods up to and including the Closing Date; (c) all liabilities or obligations attributable to any failure by the Seller to comply with the terms of the Assumed Contracts prior to the Closing Date but only to the extent that such liabilities or obligations relate to the conduct of the Business prior to the Closing Date; and (d) accounts payable arising under the Assumed Contracts prior to the Closing Date and not included in Net Working Liabilities.

         SECTION 2.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of the Buyer, Acquisition Sub or the Seller thereunder. The Seller will use its reasonable efforts (but without making any payments or incurring out-of-pocket expenses and without commencing any legal proceeding), and the Buyer will actively assist the Seller, to obtain the consent of the other parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Acquisition Sub. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the Seller thereunder so that Acquisition Sub would not in fact receive all such rights, the Seller, the Buyer and Acquisition Sub will cooperate in a mutually agreeable arrangement under which Acquisition Sub would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including, without limitation, subcontracting, sub-licensing, or subleasing to Acquisition Sub, or under which the Seller would enforce for the benefit of Acquisition Sub, with Acquisition Sub assuming the applicable Seller's or Seller's obligations, any and all rights of the Seller against a third party thereto, and any amount received by the Seller in respect thereof shall be held for and paid over to Acquisition Sub.

         SECTION 2.06. Purchase Price; Escrow.

         (a) The purchase price for the Purchased Assets shall be $2,630,000 (the "Purchase Price"), subject to a Purchase Price Adjustment. The Purchase Price shall be payable by the issuance of such number of shares of Buyer Common Stock (the "Securities"), valued at the Stock Value, as equal the Purchase Price, subject to a Purchase Price Adjustment; provided, however, that in the event that the Stock Value is less than $1.30 on the Determination Date, at the Seller's election made on the Determination Date, the Purchase Price shall be payable with a combination of (x) cash (in whole or in part) by wire transfer of immediately available funds (the "Cash Consideration") and/or (y) Securities (in whole or in part), to be issued on the Closing Date, with such Securities being valued at the Stock Value. Such Cash Consideration and such Securities shall be subject, in each case, to a Purchase Price Adjustment. The Purchase Price, net of any Purchase Price Adjustment, shall be paid as follows:

              (i) The Purchase Price, net of any Purchase Price Adjustment and less the Escrowed Consideration, shall be paid or issued, as the case may be, to the Seller on the Closing Date (the "Closing
     Consideration"); and

              (ii) Twenty percent (20%) of the Cash Consideration, if any, and twenty percent (20%) of the Securities, if any, shall be deposited in escrow (the "Escrowed Consideration") on the Closing Date pursuant to the terms of the Escrow Agreement.

              (b) The Securities shall be appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event having a record date on or after the date hereof.

SECTION 2.07.     Purchase Price Adjustment

         (a) At the Closing, the Purchase Price shall be adjusted as follows:

              (i) In the event that the Adjusted Revenue Run-Rate is less than the Revenue Run-Rate, the Purchase Price shall be reduced by an amount equal to (A) the amount of the difference between the Adjusted Revenue Run-Rate and the Revenue Run-Rate, multiplied by (B) 0.60.

              (ii) In the event that the Adjusted Revenue Run-Rate is greater than the Revenue Run-Rate, the Purchase Price shall be increased by an amount equal to (A) the amount of the difference between the Adjusted Revenue Run-Rate and the Revenue Run-Rate, multiplied by (B) 0.60.

         (b) Any such adjustment described in this Section 2.07 shall be a "Purchase Price Adjustment".

         SECTION 2.08. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of the Buyer, 601 West 26th Street, New York, NY 10001, as soon as possible, but in no event later than five Business Days after satisfaction of the conditions set forth in Article VIII, or at such other time or place as Buyer and Seller may agree. At the Closing:

         (a) The Buyer shall deliver the Purchase Price, net of any Purchase Price Adjustment, in accordance with Section 2.06;

         (b) Each of the Seller and Acquisition Sub shall enter into an Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit D, and a Bill of Sale, in substantially the form attached hereto as Exhibit E, and the Seller shall deliver to the Acquisition Sub such deeds, bills of sale, endorsements, consents, assignments (including, without limitation, trademark, trade name and domain name assignments) and other good and sufficient instruments of conveyance and assignment (the "Conveyance Documents") as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Acquisition Sub good and valid title in and to the Purchased Assets, free and clear of all Liens other than Permitted Exceptions; and

         (c) Each of the Seller, the Buyer and Acquisition Sub shall enter into the other Ancillary Agreements to which it is a party.


                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyer and Acquisition Sub, subject to the exceptions specifically disclosed in writing in the Seller's schedules as set forth below, in each case as of the date hereof and as of the Closing Date, that:

         SECTION 3.01. Capitalization. The authorized capital stock of the Seller consists of 42,232,611 shares of the Seller Common Stock, and 32,767,389 shares of the Seller Preferred Stock of which 23,466,794 are designated the Seller Series A Preferred Stock and 9,300,595 are designated the Seller Series B Preferred Stock. There are outstanding 100 shares of the Seller Common Stock and 23,466,794 shares of the Seller Series A Preferred Stock and 9,300,595 shares of the Seller Series B Preferred Stock and the Seller has no other shares of capital stock authorized, issued or outstanding. All of the outstanding shares of capital stock of the Seller have been duly authorized, validly issued and are fully paid and nonassessable.

         SECTION 3.02. Organization and Qualification; Subsidiaries of the Seller. The Seller is duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified and in good standing that would not reasonably be likely to, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 3.02, the Seller has no Subsidiaries that have any interest in the Purchased Assets or conduct the Business as currently conducted.

         SECTION 3.03. Corporate Authorization. The Seller has the necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller and no other corporate proceedings on the part of any of the Seller are necessary to authorize this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement and each of the Ancillary Agreements have been, or, in the case of the Ancillary Agreements, will be, duly executed and delivered by the Seller and constitute valid and binding agreements of the Seller, as the case may be, enforceable against the Seller, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity and public policy. This Agreement and the sale of the Purchased Assets has been approved by the Stockholder Approvals which are the requisite vote or action of the Seller's stockholders under the Seller's amended and restated certificate of incorporation (including, without limitation, the certificates of designations of the Seller Preferred Stock), by-laws and the DGCL.

         SECTION 3.04. Governmental Authorization. The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not require any action by or in respect of, or filing with, any Governmental Entity, except for such actions or filings the failure of which to be made or obtained would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.05. Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Seller; (ii) contravene or conflict with or constitute a material violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Seller or to the Business or relating to or affecting the Purchased Assets; (iii) except as set forth on
Schedule 3.05, assuming the receipt of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Seller or to a loss of any material benefit relating to or affecting the Purchased Assets to which the Seller is entitled under any provision of any material Assumed Contract binding upon the Seller or by which any of the Purchased Assets is or may be bound, or any Permit or (iv) result in the creation or imposition of any Lien other than Permitted Exceptions on any Purchased Asset except for, in the case of clauses (ii), (iii) and (iv), any conflict, breach, contravention, violation, default, termination, acceleration, violation, or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Seller is not in material default (and no event has occurred which, with notice or lapse of time or both, would cause the Seller to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any Assumed Contract to which the Seller is a party.

         SECTION 3.06. Required Consents. Schedule 3.06 sets forth each Assumed Contract requiring a consent, waiver, authorization, exemption, filing with, or notice to, any Person or approval as a result of the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby (each such consent, a "Required Consent"). Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated hereby or thereby (including, without limitation, the transfer of the Assumed Contracts) requires any consent of, waiver by, authorization by, exemption from, filing with, or notice to any Person, other than a Required Consent.

         SECTION 3.07. Financial Statements. The Seller Financial Statements were prepared in conformity with GAAP (except, in the case of the unaudited interim financials, for the absence of footnotes and year-end audit adjustments) and fairly present, in all material respects, the financial position and results of operations of the Seller as of the dates, and for the periods, referred to therein. The accounts receivable of the Seller included in the Purchased Assets represent valid obligations arising in the ordinary course of business from sales actually made or services actually performed by the Seller and are not subject to any material setoff, counterclaim or defense. The accounts receivable included in the Purchased Assets are current and collectible net of the respective reserves shown on Schedule 3.07. Except as indicated on Schedule 3.07, no such account debtor has in the past, or currently, refused to pay, disputed or, to the Knowledge of the Seller, threatened to dispute amounts presently included in the accounts receivable included in the Purchased Assets.
Schedule 3.07 contains a complete and accurate list of all accounts receivable included in the Purchased Assets as of September 30, 2002, which list sets forth the aging of such accounts receivable.

         SECTION 3.08. No Undisclosed Liabilities. There are no liabilities relating to or affecting the Purchased Assets of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability other than (i) liabilities specifically disclosed in any schedule hereto, or (ii) liabilities that, individually or in the aggregate, do not result in a Material Adverse Effect.

         SECTION 3.09. Absence of Certain Changes. Since December 31, 2001, except as set forth in Schedule 3.09, the Seller has utilized the Purchased Assets in the ordinary course consistent with past practices, and there has not been:

         (a) any Material Adverse Effect or any event, occurrence, development or state of circumstances or facts known to the Seller which could reasonably be expected to result in a Material Adverse Effect;

         (b) any event that would reasonably be expected to prevent or materially delay the performance of the obligations of the Seller pursuant to this Agreement or the Ancillary Agreements;

         (c) any creation or other incurrence of any Lien other than Permitted Exceptions on any Purchased Asset or any failure to discharge or satisfy any such Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise) relating to or affecting the Purchased Assets;

         (d) any material damage, destruction or other casualty loss (whether or not covered by insurance) relating to or affecting any Purchased Asset;

         (e) any material transaction or Contract entered into by the Seller relating to any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by the Seller of any such Contract or other right relating to any Purchased Asset, in either case, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (f) any settlement, waiver, release, assignment or compromise relating to or affecting any action, suit, proceeding, claim arbitration or litigation affecting the Purchased Assets;

         (g) any sale or transfer of any of the Purchased Assets
(including, without limitation, any disposition or license of any Proprietary Rights) or cancellation of any debts or claims relating to the Purchased Assets or waiver of any rights relating thereto; or

         (h) any authorization of, or agreement entered into or commitment made to do any of the foregoing.

         SECTION 3.10. Title to Purchased Assets. The Seller has good and valid title to, or enforceable leasehold interests in or valid rights under contract to use the Purchased Assets, free and clear of any Liens, except for Permitted Exceptions as well as Liens set forth on Schedule 3.10. Upon consummation of the transactions contemplated hereby, Acquisition Sub will have acquired good and valid title to, or enforceable leasehold interests in or valid rights under contract to use the Purchased Assets, free and clear of all Liens, except for Permitted Exceptions and subject to the Assumed Liabilities. Schedule 3.10 contains an accurate list of the owned tangible personal property which are Purchased Assets as of the date hereof and which comprise subsection (d) of Exhibit A. All of the material, machinery and equipment listed on Schedule 3.10 are in good working order and condition, ordinary wear and tear excepted. All of the Purchased Assets located in the United States of America are located only in the State of New York, the State of New Jersey or the State of Delaware.

         SECTION 3.11. Solvency. The Seller (i) is not insolvent, (ii) will not be rendered insolvent by the transactions contemplated herein, (iii) after giving effect to the transactions contemplated herein, will not be left with unreasonably small capital with which to engage in its business,
(iv) does not intend to incur debts that will be beyond its ability to pay as such debts mature and (v) is not subject to any Bankruptcy Event. The board of directors of the Seller has determined, partly based on a favorable valuation opinion received from its financial adviser, that if the transactions contemplated hereby are consummated, the Seller would receive not less than a reasonably equivalent value for the Purchased Assets. For the purposes of this Agreement, "insolvent" shall mean that the current liabilities of the Seller exceed the Seller's current assets.

         SECTION 3.12. Litigation. Except as set forth on Schedule 3.12 and excluding routine proceedings before the U.S. Patent and Trademark Office or similar offices, there is no action, suit, claim, investigation or proceeding pending against, or to the Knowledge of the Seller, threatened against, or relating to or affecting, any Purchased Asset before any court or arbitrator or any governmental body, agency or official. To the Knowledge of the Seller, there are no existing facts or circumstances that could reasonably be expected to result in such an action, suit, claim, investigation or proceeding. The Seller is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially interfere with the Seller's ability to consummate the transactions contemplated hereby or by the Ancillary Agreements.

         SECTION 3.13. Material Contracts.

         (a) Except for the Contracts disclosed in Schedule 3.13(a), the Seller is not a party to or subject to:

              (i) a source code escrow type arrangement;

              (ii) an Assumed Contract which has been modified orally or in writing or by course of conduct to provide for terms or conditions other than as set forth in the copies provided to Buyer; or

              (iii) any Assumed Contract that substantially limits the freedom of the Seller to compete in the line of Business or with any Person in the Business or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset, or that would so limit the freedom of the Buyer or Acquisition Sub after the Closing Date.

         (b) Schedule 3.13(b) lists all Persons that were as of the date hereof customers of the Seller pursuant to an Assumed Contract as well as
(i) the gross amount billed to each such customer for the month of September 2002, (ii) the Monthly-Revenue Run Rate for each such customer and (iii) the calculations used to determine each such customer's Monthly Revenue Run-Rate including the assumed variable billings used. Schedule 3.13(b) is true, complete and correct in all respects. Except as set forth under the heading "calculation notes" in Schedule 3.13(b), since July 1, 2002, no such customer has canceled or otherwise terminated or, to the Knowledge of the Seller, threatened to cancel or otherwise terminate its relationship with the Seller.

         (c) Except as set forth on Schedule 3.13(c), each Assumed Contract is a valid and binding agreement of the Seller and is in full force and effect, and neither of the Seller nor, to the Knowledge of the Seller, any other party thereto, is in default in any material respect under the terms of any Assumed Contract, nor, to the Knowledge of the Seller, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute a material event of default thereunder.

         SECTION 3.14. Licenses and Permits. Except as set forth in Section 3.16(h)(1), the Seller has no material licenses, franchises, permits or other similar authorizations affecting, or relating in any way to, the Purchased Assets (the "Permits"), and no such Permits are necessary to use the Purchased Assets.

         SECTION 3.15. Compliance with Laws. The Seller is not in violation of, has not violated, and, to the Knowledge of the Seller, is not under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any Law or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to the Purchased Assets or the conduct of the Business, except where such violation would not reasonably be likely to result in a Material Adverse Effect. No material violation of any Law relating to or affecting any Purchased Asset currently exists. There are no developments relating to or affecting any of the Purchased Assets pending or, to the Knowledge of the Seller, threatened, which might reasonably be likely to materially detract from the value of such Purchased Assets.

         SECTION 3.16. Proprietary Rights.

         (a) Schedule 3.16(a) contains a true and complete list of all U.S. and foreign (i) applications and registrations related to the Seller's Proprietary Rights, including issue and/or filing dates and (ii) material unregistered copyrights, trademarks, service marks, trade names, designs, logos and slogans that are included in the Seller's Proprietary Rights. All of the Seller's Proprietary Rights that are registered have been duly maintained and remain in good standing with all fees and filings due as of the Closing Date.

         (b) The Seller's Proprietary Rights contain only those items and rights which are: (i) owned by the Seller; or (ii) rightfully used by the Seller pursuant to a valid and enforceable license or other agreement (the "Seller Licensed Intellectual Property"), the parties, date, term and subject matter of each such material license or other agreement (each, a "License Agreement") being set forth on Schedule 3.16(b)(1). The Seller has all rights in the Seller's Proprietary Rights necessary to carry out the Seller's activities at the time such activities were being conducted, the Seller's Proprietary Rights necessary to carry out the Seller's activities of the Business, as currently conducted, including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Seller Licensed Intellectual Property, assign and sell, the Seller's Proprietary Rights (collectively, "Use"). The License Agreements are valid and binding obligations of the Seller, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of, or constitute a material default by the Seller or, to the Knowledge of the Seller, the other party thereto, under any such License Agreement. Except as set forth in Schedule 3.16(b)(2), the Seller does not have any agreements or arrangements with any Persons related to Trade Secrets of such Persons or restricting any Seller's ability to engage in business activities of any nature.

         (c) To the Knowledge of the Seller and except as set forth in
Schedule 3.12, the Seller's Proprietary Rights as now used or offered for use by the Seller in the Business do not infringe on any Proprietary Right of any Person, anywhere in the world. The Seller has not received notice of any claims (i) challenging the validity, effectiveness or, other than with respect to Seller Licensed Intellectual Property, ownership by a Seller of any of the Seller's Proprietary Rights, or (ii) to the effect that the Use or any other exercise of rights in Seller's Proprietary Rights by the Seller through the Business or their agents or use by its customers infringes or misappropriates or may infringe on or misappropriate any Proprietary Right of any Person. To the Knowledge of the Seller, no such claims have been threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind. All of the registered Patents, Copyrights and Trademarks within Seller's Proprietary Rights are valid and subsisting in full force and effect and have not been cancelled, expired or abandoned. The Seller has not agreed, except in the ordinary course of business consistent with past practices, to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any item of the Seller's Proprietary Rights. To the Knowledge of the Seller, there is no unauthorized use, infringement, dilution, misappropriation or other violation of any Seller's Proprietary Rights by any third party, employee or former employee.

         (d) Except as set forth on Schedule 3.16(d), to the Knowledge of the Seller, all personnel, including employees, agents, consultants and contractors, who, to the Knowledge of the Seller, have contributed to or participated in the conception and development of the Seller's Proprietary Rights (excluding Seller Licensed Intellectual Property), have executed nondisclosure or similar agreements and, to the Knowledge of the Seller, those who significantly contributed to the development of the Seller's Proprietary Rights either (i) have been a party to a "work-for-hire" arrangement or agreements with Seller prepared in accordance with applicable Law that accorded the Seller full, exclusive and original ownership of all Proprietary Rights thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Seller as assignee that have conveyed to the Seller exclusive ownership of such Proprietary Rights.

         (e) The source code and documentation relating to the software programs owned by the Seller and incorporated in Seller's Proprietary Rights ("Software Programs") and all other Trade Secrets of the Seller incorporated in the Seller's Proprietary Rights have been maintained in confidence and only (i) have been disclosed by the Seller to its employees while the Seller has exercised reasonable measures to maintain such confidence, or (ii) have been disclosed to those third parties who have a "need to know" the contents thereof and who have executed nondisclosure agreements with the Seller, in each case which adequately protects the Seller's proprietary interest therein. The Seller has taken reasonably sufficient measures to protect the confidentiality of the Seller's Proprietary Rights.

         (f) The Seller and its Affiliates do not owe any royalties or other payments to third parties in respect of the Seller's Proprietary Rights, except as set forth on Schedule 3.16(f).

         (g) To the Knowledge of the Seller, the Software Programs contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Knowledge of the Seller, none of the Software Programs contain any worm, bomb, backdoor, clock, timer, or other disabling device, code, design or routine which causes the Software Programs to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

         (h) Schedule 3.16(h)(1) contains a true and complete list of material licenses or other agreements with third parties wherein the Seller has licensed or otherwise provided any rights to any of the Seller's Proprietary Rights to such third party, except for rights granted to customers in the Assumed Contracts. Except as set forth in Schedule 3.16(h)(2), the Seller has not granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Seller's Proprietary Rights), nor has the Seller granted any third party any right to market any of the Seller's Proprietary Rights under any private label, "OEM" or other arrangements. To the Knowledge of the Seller, except as set forth in
Schedule 3.16(h)(3), no employee of the Seller has any agreements or arrangements with any Persons other than the Seller related to Trade Secrets of such Persons or restricting any such employees' ability to engage in business activities of any nature. To the Knowledge of the Seller, the activities of the Seller's present employees on behalf of the Seller do not violate any such agreements or arrangements.

         (i) Except as would not be expected to have a Material Adverse Effect on the Seller's rights therein, the Trademarks listed in Schedule 3.16(a) for which the Seller have obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates. To the Knowledge of the Seller, there has been no prior use of such Trademarks by any third party that would confer upon said third party superior rights in such Trademarks. The Seller has diligently policed the material Trademarks against third party infringement so as to maintain the validity of such Trademarks.

         SECTION 3.17. Employees. Schedule 3.17 sets forth as of September 30, 2002 a list of the names, titles, locations, annual salaries and stock option grants of all employees, independent consultants and leased or temporary employees of the Seller; and all of the information in Schedule
3.17 is true, complete and correct in all material respects. The Seller's classification of all Persons, whom the Seller has treated as independent contractors for any purpose, satisfies the requirements of Law applicable to the classification of individuals as independent contractors, and the Seller has fully and accurately reported the amounts paid by the Seller to or on behalf of such Persons on IRS Forms 1099 when required to do so.

         SECTION 3.18. Intercompany Arrangements. Except as disclosed in
Schedule 3.18, (a) since September 30, 2002, there have been no material transactions between the Seller and any of its Subsidiaries, or any director, officer, employee, stockholder or other Affiliate of the Seller relating to the Purchased Assets; and (b) no Affiliate of the Seller owns or has any rights in or to any of the Purchased Assets, or properties or rights used by the Business in the ordinary course.

         SECTION 3.19. Taxes.

         (a) Except as set forth on Schedule 3.19(a), the Seller (i) has filed or there has been filed on its behalf, within the time and in the manner prescribed by Law (taking into account any extensions of time permitted by Law), all Returns with respect to Taxes and all such Returns are true, complete and correct in all material respects, (ii) has timely paid all Taxes that are required to be paid, except with respect to matters contested in good faith and as to which adequate cash reserves have been provided, (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time within which to file any Return for any taxable period, which such Return has not since been filed or to extend the period for the assessment or collection of any Taxes, and (iv) has provided adequate accruals in its financial statements for the payment of all Taxes not yet due and payable (including deferred income taxes).

         (b) Except as disclosed on Schedule 3.19(b), there are no liens for Taxes upon the assets of the Seller except for statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and as to which adequate cash reserves have been provided.

         (c) The Seller is not a party to or bound by or has any obligation under any written Tax sharing, allocation, indemnity or similar agreement or arrangement currently effective under which the Seller would be required to pay income Taxes of any Person other than the Seller.

         SECTION 3.20. Finders' Fees. Other than Marlin & Associates (for which all fees, commissions and expenses shall be borne by the Seller), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Seller who might be entitled to any fee or commission from the Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 3.21. Employee Benefit Plans.

         (a) There have been no material violations of ERISA, the Code or other applicable Law relating to the operation and administration of any Plan and, to the Knowledge of the Seller, no "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA or taken any actions, or failed to take any actions, which could reasonably result in any liability to the Buyer or any Affiliate of the Buyer. The Seller has timely filed all documents and reports (including Form 5500) for each Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Plan, other than any such failures that could not reasonably be expected to result in any liability to the Buyer or any Affiliate of Buyer.

         (b) No Plan is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code. No liability under Title IV or Section 302 of ERISA has been incurred by the Seller or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Buyer or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

         (c) The Seller does not maintain or contribute to, and does not have an obligation to establish, maintain or contribute to, a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA.

         (d) Except as set forth on Schedule 3.21, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any Transferred Employee to severance pay or any other payment under any Plan, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any Transferred Employee under any Plan.

         SECTION 3.22. Related Party Transactions. Except as set forth on
Schedule 3.22 hereto, no employee, director, officer or stockholder of the Seller and no member of the immediate family of any employee, officer, director or stockholder of the Seller is directly or indirectly interested in any Assumed Contract.

         SECTION 3.23. Investment Representations and Warranties. The Seller understands that the Securities have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Securities shall bear a legend to that effect.

         SECTION 3.24. Acquisition for Own Account. The Seller is acquiring the Securities for its own account for investment and for the account of its stockholders and not with a view toward distribution in a manner which would violate the Securities Act.

         SECTION 3.25. Ability to Protect Its Own Interests. The Seller represents that by reason of the business and financial experience of its management, the Seller has the capacity to protect its own interests in connection with the investment in the Securities.

         SECTION 3.26. Accredited Investor. The Seller represents that it, and each of its stockholders, is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         SECTION 3.27. Legends. The Seller agrees that the Securities shall not be sold, transferred, pledged, disposed of or encumbered for the period beginning on the Closing Date and ending twelve months from the Closing Date other than a distribution to its stockholders (who shall be subject to the same transfer restrictions and legends) in a manner which does not violate the Securities Act. Each certificate representing the Securities shall bear a legend stating:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL HOLDING PERIOD SET FORTH IN THAT CERTAIN ASSET PURCHASE AGREEMENT BETWEEN INLUMEN, INC., BROAD ACQUISITION CORP. AND THE ISSUER DATED AS OF OCTOBER [ ], 2002. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH ITS TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED."

         SECTION 3.28. Other Information. None of the Seller's representations, warranties or statements contained in this Agreement, and none of the documents or information delivered to the Buyer in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         SECTION 3.29. NewsAlert Assets. Notwithstanding anything in this Agreement or any Ancillary Agreement to the contrary, the Seller makes no representations, warranties or similar statements (including without limitation, pursuant to this Article III) with respect to those assets identified on Schedule 3.29 (the "NewsAlert Assets") and the NewsAlert Assets are being transferred "as is"; provided, however, that this limitation shall not apply to Sections 3.01, 3.02, 3.03, 3.04, 3.07, 3.08, 3.11, 3.12 (except for the second sentence thereof), 3.17, 3.20, 3.21, 3.23, 3.24, 3.25, 3.26, 3.27, or 5.05. For the avoidance of doubt, the transfer of the rights relating to the NewsAlert Assets is limited to any rights vested in the Seller as of the Closing Date.

                                ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer and Acquisition Sub hereby, jointly and severally, represent and warrant to the Seller, subject to the exceptions specifically disclosed in writing in the Buyer's and Acquisition Sub's schedules as set forth below, in each case as of the date hereof and as of the Closing Date, that:

         SECTION 4.01. Capitalization.

         (a) The authorized capital stock of the Buyer consists of 100,000,000 shares of the Buyer Common Stock. There are outstanding 43,219,773 shares of the Buyer Common Stock and the Buyer has no other shares of capital stock authorized, issued or outstanding. All of the outstanding shares of capital stock of the Buyer have been duly authorized, validly issued and are fully paid and nonassessable.

         (b) Except as set forth on Schedule 4.01(b) or in the SEC Reports, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Buyer or any Subsidiary of the Buyer, or arrangements by which the Buyer or any Subsidiary of the Buyer is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated.

         (c) The Securities have been duly authorized and, upon issuance on the terms and conditions specified in this Agreement and the Ancillary Agreements, will be duly authorized, validly issued, fully paid and non-assessable, and free from all Liens, other than restrictions on transferability imposed by the Securities Act or, with respect to the Securities included in the Escrowed Consideration, the Escrow Agreement.

         SECTION 4.02. Organization and Qualification. Each of the Buyer and Acquisition Sub has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Buyer and Acquisition Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified and in good standing that would not reasonably be likely to, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or results of operations of the Buyer or Acquisition Sub.

         SECTION 4.03. Corporate Authorization. Each of the Buyer and Acquisition Sub has the necessary corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Buyer and Acquisition Sub of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by each of the Buyer and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of the Buyer and Acquisition Sub. This Agreement and each of the Ancillary Agreements have been, or, in the case of the Ancillary Agreements, will be, duly executed and delivered by each of the Buyer and Acquisition Sub and constitute valid and binding agreements of each of the Buyer and Acquisition Sub, enforceable against each of the Buyer and Acquisition Sub, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity and public policy.

         SECTION 4.04. Governmental Authorization. The execution, delivery and performance by each of the Buyer and Acquisition Sub of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by each of the Buyer and Acquisition Sub of the transactions contemplated hereby and thereby, do not and will not require any action by or in respect of, or filing with, any Governmental Entity, except for such actions or filings the failure of which to be made or obtained would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) or results of operations of the Buyer or Acquisition Sub and other than filing a Form D with any appropriate Governmental Entity.

         SECTION 4.05. Non-Contravention. The execution, delivery and performance by each of the Buyer and Acquisition Sub of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by each of the Buyer and Acquisition Sub of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Buyer or Acquisition Sub, (ii) contravene or conflict with or constitute a material violation of any provision of any Law, judgment, injunction, order or decree binding upon or applicable to the Buyer or Acquisition Sub, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Buyer or Acquisition Sub or to a loss of any material benefit to which the Buyer or Acquisition Sub is entitled under any provision of any material Contract binding upon the Buyer or Acquisition Sub or by which any of the Buyer's or Acquisition Sub's assets is or may be bound.

         SECTION 4.06. Required Consents. Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements by the Buyer, nor the consummation by the Buyer or Acquisition Sub of the transactions contemplated hereby or thereby requires any consent of, waiver by, authorization by, exemption from, filing with, or notice to any Person, other than filing a Form D with any appropriate Governmental Entity.

         SECTION 4.07. Litigation. There is no action, suit, claim, investigation or proceeding pending against, or to the Knowledge of the Buyer, threatened against, or relating to or affecting, the Buyer or Acquisition Sub before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter materially delay the transactions contemplated hereby or by the Ancillary Agreements, and, to the Knowledge of the Buyer, there are no existing facts or circumstances that could reasonably be expected to result in such an action, suit, claim, investigation or proceeding. Neither the Buyer nor Acquisition Sub is subject to any outstanding order, writ, injunction or decree which materially interferes, individually or in the aggregate, with the Buyer's or Acquisition Sub's ability to consummate the transactions contemplated hereby or by the Ancillary Agreements.

         SECTION 4.08. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer or Acquisition Sub who might be entitled to any fee or commission from the Buyer or Acquisition Sub or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.09. Compliance with Laws. The Buyer is not in violation of, has not violated, and, to the Knowledge of the Buyer, is not under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any Law or judgment, order or decree entered by any court, arbitrator or governmental authority, domestic or foreign, except where such violation would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) or results of operations of the Buyer.

         SECTION 4.10. SEC Documents. The Buyer has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since August 2, 2000 (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, and none of the SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Buyer and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         SECTION 4.11. Acquisition Sub. All of the outstanding capital stock of Acquisition Sub is owned by the Buyer free and clear of any Lien. Since the date of its incorporation, Acquisition Sub has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement.

         SECTION 4.12. Other Information. None of the Buyer's or Acquisition Sub's representations, warranties or statements contained in this Agreement, and none of the documents or information delivered to the Seller in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


                                 ARTICLE V

                          COVENANTS OF THE SELLER

         SECTION 5.01. Conduct of Business. Except as provided in this Agreement, from the date hereof until the Closing Date, the Seller shall, with respect to the Purchased Assets, conduct its business in the ordinary course consistent with past practice, use its commercially reasonable efforts to preserve intact the business organization and relationships with third parties of its business, and to keep available the services of the present employees of its business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Seller shall not, with respect to the Purchased Assets:

         (a) sell, lease, license or otherwise dispose of any Purchased Assets except pursuant to existing Contracts, other than licenses terminable with less than 30 days notice, without penalty and otherwise entered into in the ordinary course and consistent with past practices;

         (b) subject any of the Purchased Assets, or any part thereof, to any Lien or suffer such a Lien to exist except for Permitted Exceptions;

         (c) modify or amend in any material respect any Contract listed (or if entered into after the date hereof, would be required to be listed) in Schedule 2.03 or Schedule 3.13(a), other than in the ordinary course of business; provided that the Seller may modify, amend or terminate Contracts which are not Assumed Contracts;

         (d) materially impair the ability of any Person to perform under the terms of any Ancillary Agreement;

         (e) enter into new elections with respect to Taxes, or make any change in current elections with respect to Taxes, only if such change affects the Purchased Assets;

         (f) (x) take, agree or commit to take or fail to take any action that would have a Material Adverse Effect or otherwise make any representation and warranty of the Seller hereunder inaccurate, untrue or incomplete at, or as of any time prior to, the Closing Date or (y) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate, untrue or incomplete at any such time; or

         (g) authorize, or agree or commit to take, whether in writing or otherwise, any of the foregoing actions.

         SECTION 5.02. Access to Information. From the date hereof until the Closing Date, the Seller will (a) give the Buyer, its counsel, financial advisors, financing sources, auditors and other authorized representatives and agents access upon reasonable notice to the offices, properties, books and records relating to the Purchased Assets, (b) furnish to the Buyer, its counsel, financial advisors, financing sources, auditors and other authorized representatives and agents, such financial and operating data and other information relating to the Purchased Assets as such Persons may reasonably request, including, without limitation, the information required to be delivered pursuant to Section 7.01 hereof, and
(c) instruct the executive officers and senior business managers, employees, counsel, auditors and financial advisors of the Seller to cooperate with the Buyer in its investigation (subject, in each case, to attorney client privilege); provided that any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Seller, and shall be done in such a way as to insure continued compliance with the Confidentiality Agreement.

         SECTION 5.03. Notices of Certain Events. From the date hereof until the Closing Date, the Seller shall promptly notify the Buyer of:

              (i) any notice or other communication from any Person alleging that the consent of such Person is a Required Consent;

              (ii) any notice or other communication from any Governmental Entity in connection with the Purchased Assets or the transactions contemplated by this Agreement, which would reasonably be expected to have a Material Adverse Effect; and

              (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Seller, threatened against, relating to or involving or otherwise affecting the Seller or the Purchased Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
     3.12 or that otherwise relate to the consummation of the transactions contemplated by this Agreement (including, without limitation, any Bankruptcy Event).

         SECTION 5.04. Noncompetition.

         (a) For a three (3) year period commencing on the Closing Date, neither the Seller nor any of the Seller's Subsidiaries shall, directly or indirectly, as a principal or for its own or another's account, alone or in association with any other Person, or through any form of ownership in any
Person:

              (i) engage (directly or indirectly) in any business anywhere in the world that competes with the Business; provided, however, that an investment by the Seller or any of its Subsidiaries in any Person as a passive investor with no more than 10% of the equity ownership of such Person shall not be deemed a breach of this covenant;

              (ii) call upon any Person who is, at that time, or was within one (1) year prior to that time, an employee of the Buyer or its Affiliates for the purpose or with the intent of enticing such employee away from or out of the employ of the Buyer or its Affiliates (it being understood that a general solicitation in a newspaper or similar medium should not be deemed a breach of this covenant);

              (iii) call upon any Person who is, at that time, or has been within one (1) year prior to that time, a customer of the Buyer or its Affiliates for the purpose of solicitation or selling products or services in competition with the Business; or

              (iv) publish any statement critical of the Buyer or its Affiliates with respect to the Business or the Purchased Assets or reasonably likely to adversely affect or otherwise malign the reputation of the Buyer or its Affiliates with respect to the Business or the Purchased Assets.

         (b) If any provision contained in this Section 5.04 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.04, but this Section 5.04 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.04 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. The Seller acknowledges that the Buyer would be irreparably harmed by any breach of this Section 5.04 and that there would be no adequate remedy at Law or in damages to compensate the Buyer for any such breach. The Seller agrees that the Buyer shall be entitled, in addition to any other available remedy, to injunctive relief requiring specific performance by the Seller of this Section 5.04 without the necessity of proving actual damages or the posting of a bond, and the Seller consents to the entry thereof.

         (c) The existence of any claim or cause of action of the Seller against the Buyer or an Affiliate thereof, whether predicated on this Agreement, the Ancillary Agreements, or otherwise, shall not constitute a defense to the enforcement by the Buyer of this Section 5.04. It is understood by the parties hereto that the covenants contained in this
Section 5.04 are essential elements of this Agreement and that, but for the agreement of the Seller to comply with such covenants, the Buyer and Acquisition Sub would not have agreed to enter into this Agreement. The Seller hereby agrees that all covenants contained in this Section 5.04 are reasonable and valid and waive all defenses to the strict enforcement hereof by the Buyer and Acquisition Sub. The Seller hereby agrees that the covenants set forth in this Section 5.04 are a material and substantial part of the transactions contemplated by this Agreement.

         SECTION 5.05. Name Change. Immediately after the Closing Date, the Seller shall take such action (at its sole expense), including, without limitation, filing an amendment to its certificate of incorporation, to cause the Seller's name to be changed to a name which does not include the word "Inlumen" or "NewsAlert" or a word or phrase confusingly similar thereto. The Seller shall not use a name or internet uniform resource locator which includes the word "Inlumen" or "NewsAlert" or a word or phrase confusingly similar thereto from and after the Closing Date.

         SECTION 5.06. Trademarks; Trade names. As soon as practicable, but in no event later than 60 Business Days after the Closing Date, the Seller shall cease and desist the use of all Trademarks included in the Purchased Assets, in any of their forms or spellings, including, but not limited to, the names Inlumen and NewsAlert or any derivative thereof or any confusingly similar Trademarks on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other material used by the Seller.

         SECTION 5.07. No Negotiation with Third Parties. The Seller shall not, directly or indirectly, and the Seller shall cause its officers, directors, employees, accountants, counsel, consultants, advisors, agents and its Principal Stockholders (collectively, "Representatives") not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any acquisition of the Purchased Assets, whether by way of asset purchase, stock purchase, merger or otherwise (a "Competing Transaction"), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Seller's Representatives or Subsidiaries, or any Representative retained by any of the Seller's Subsidiaries, to take any such action. The Seller shall immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Seller shall, and shall use its best efforts to cause its Representatives to, notify the Buyer orally and in writing promptly upon receipt of any inquiry, offer or proposal with respect to a Competing Transaction, including the identity of the party making such inquiry, offer or proposal and stating the terms thereof. The Seller shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         SECTION 5.08. Tax Matters.

         (a) Any transfer, documentary, sales, use, registration, value-added or other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalty, interest or addition to Taxes) assessed upon or with respect to the transfer of the Purchased Assets to the Buyer shall be paid equally by the Buyer and the Seller. The Seller and the Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such transfer Tax Laws. To the extent legally able to do so, the Buyer shall deliver to the Seller exemption certificates satisfactory in form and substance to the Seller with respect to transfer Taxes if such delivery would reduce the amount of transfer Taxes that would otherwise be imposed.

         (b) Any real or personal property or similar Taxes assessed on a periodic basis with respect to any of the Purchased Assets for any taxable period commencing prior to the Closing Date and ending after the Closing Date, shall be apportioned between Buyer and the Seller based on a pro ration of days in a manner consistent with Section 164(d) of the Code. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to the Seller and items relating to time periods beginning after the Closing Date shall be allocated to the Buyer. The amount of such prorations shall be settled and paid on the Closing Date.

                                ARTICLE VI

                          COVENANTS OF THE PARTIES

         The parties hereto agree that:

         SECTION 6.01. Assumed Liabilities; Payments. Following the Closing Date, the Acquisition Sub will discharge the Assumed Liabilities in accordance with Section 2.03. The Buyer and Acquisition Sub shall promptly forward to the Seller any payments received by the Buyer on account of any Excluded Assets. The Buyer and Acquisition Sub shall promptly deliver to the Seller any mail or other communications received by the Buyer relating to the Excluded Assets or the Excluded Liabilities. The Seller shall promptly forward to the Buyer any payments received by the Seller on account of any Purchased Assets. The Seller shall promptly deliver to the Buyer any mail or other communications received by the Seller relating to the Purchased Assets or the Assumed Liabilities. The Buyer and Acquisition Sub shall also reasonably cooperate with the Seller to provide for the Seller and its remaining employees to receive any and all e-mails received by Acquisition Sub directed to the Seller or its remaining employees.

         SECTION 6.02. Reasonable Efforts; Further Assurances.

         (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement. The Seller and the Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to (i) consummate or implement expeditiously the transactions contemplated by this Agreement, (ii) vest in Acquisition Sub good and valid title to the Purchased Assets, free and clear of all Liens other than Permitted Exceptions and (iii) transfer to Acquisition Sub the Assumed Liabilities.

         (b) After the Closing Date, upon reasonable written notice, the Buyer and the Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to or affecting the Purchased Assets (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

         (c) After the Closing Date, upon reasonable written notice, the Buyer and the Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Purchased Assets (including, access to books and records) as is reasonably necessary for the filing of all Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding related to any Return. The Seller and the Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business.

         (d) Neither party shall be required by Section 6.02(b) or (c) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of the Buyer, the Business). Any non-public information received by the Seller following the Closing Date shall be subject to the Confidentiality Agreement.

         SECTION 6.03. Certain Filings. The Seller and the Buyer shall cooperate with one another (a) in determining whether any action by, or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 6.04. Confidentiality. The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Agreement.

         SECTION 6.05. Public Announcements. The Buyer and the Seller shall consult with each other before issuing any press release concerning this Agreement or the transactions contemplated hereby or otherwise making any public statements with respect to this Agreement, or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior written approval of the others, except to the extent required by applicable Law or the requirements of the rules and regulations of the SEC or The Nasdaq National Market System. From and after the Closing, the Seller shall consult with the Buyer before issuing any press release or otherwise making any public statements with respect to the Purchased Assets and shall not issue any such press release or make any such public statement without the prior written consent of the Buyer.

         SECTION 6.06. Other Matters. From the date hereof until the Closing Date, at the reasonable request of the Buyer, the Seller shall use its reasonable efforts to introduce the Buyer to the principal customers of the Business for the sole purpose of the Buyer's disclosing the existence of the transactions contemplated hereby in order to obtain a Required Consent. From the date hereof until the Closing Date, at the reasonable request of the Buyer, the Seller shall use its reasonable efforts to introduce the Buyer to the content providers of the Business for the sole purposes of the Buyer's disclosing the existence of the transactions contemplated hereby in order to obtain a Required Consent or to seek to renegotiate the terms and conditions of a content vendor agreement which is an Assumed Contract. A representative of the Seller shall always participate in or approve in writing any meetings, discussions or conversations involving the Buyer and any of the Seller's customers or content providers. Notwithstanding anything to the contrary contained herein or in any other instruments or documents and without the prior written consent of the Seller, between the date hereof and the Closing Date, the Buyer shall not, directly or indirectly, and the Buyer shall cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents not to, directly or indirectly, disclose or otherwise use any of the information not publicly available concerning the transactions contemplated hereby or the Purchased Assets to any current customer or vendor of the Seller or solicit or otherwise contact any of Seller's or its Subsidiaries' customers or vendors except in the ordinary course of business of the Buyer, consistent with past practice and not in violation of any agreements binding on the Buyer or any of its Subsidiaries or any of their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents.

         SECTION 6.07. [Intentionally Omitted]

         SECTION 6.08. Allocation of Purchase Price. The Purchase Price shall be allocated within ninety (90) days of the Closing among the Purchased Assets in accordance with an allocation schedule to be prepared by the Buyer and the Seller acting jointly. Such allocation schedule shall be prepared in accordance with Section 1060 of the Code. In connection with the determination of such schedule, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties shall (i) each report the Federal, state, local and other Tax consequences of the purchase and sale of contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule and (ii) take no position in any Tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation. In the event that the allocation of the Purchase Price is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto. Notwithstanding the above, no allocation of the Purchase Price shall be made, and no allocation schedule shall be prepared, if the purchase of the Purchased Assets by the Buyer from the Seller pursuant to this Agreement is treated as a "reorganization" pursuant to Section 368(a)(1)(C) of the Code (a "Reorganization"), or is otherwise treated as a transaction pursuant to which the tax basis of the Purchased Assets to the Buyer is determined by reference to the tax basis of such assets to the Seller. Buyer and Seller further agree that, unless the Purchase Price paid pursuant to Section 2.06 consists solely of Securities, the Seller shall determine whether the purchase of the Purchased Assets constitutes a Reorganization, which determination shall be binding upon Buyer unless there is no reasonable basis for such determination or there is a final determination to the contrary by the Internal Revenue Service.

         SECTION 6.09. WorldCom Data Center. To the extent the WorldCom data center lease is not terminated within one hundred eighty (180) days of the Closing Date, the Buyer shall return to the Seller the amount in cash corresponding to the lease buyout amount included in Net Working
Liabilities with respect to the WorldCom Data Center lease as of the Closing Date within ten (10) Business Days thereafter.

         SECTION 6.10. Filing of Reports Under the Exchange Act. If and for so long as the Seller or its stockholders hold Securities, the Buyer shall
(i) comply with the reporting requirements of the Securities Exchange Act, and (ii) comply with all other public information reporting requirements of the SEC that are a condition to the availability of an exemption from the Securities Act (under Rule 144 or 144A thereof, as amended from time to time, or successor rules thereto or otherwise) for the sale of the Securities by the Seller or its stockholders. The Buyer shall cooperate with the Seller in supplying such information as may be necessary for the Seller to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act (under Rule 144 or 144A thereunder or otherwise) for the sale of the Securities by the Seller or its stockholders.

         SECTION 6.11. Notification. Between the date hereof and the Closing Date, the Seller will promptly notify the Buyer in writing if the Seller becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller's representations or warranties as of the date hereof, or if the Seller becomes aware of the occurrence after the date hereof of any fact or condition that would (except as expressly contemplated herein) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Seller's schedules to the representations and warranties contained in this Agreement if the Seller's schedules were dated the date of the occurrence or discovery of any such fact or condition, the Seller will promptly deliver to the Buyer a supplement to the Seller's schedules to the representations and warranties contained in this Agreement (the "Supplemental Schedules") specifying such change. During the same period, the Seller will promptly notify the Buyer of the occurrence of any breach of any covenant of the Seller in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 8.02 impossible or unlikely.


                                ARTICLE VII

                              EMPLOYEE MATTERS

         SECTION 7.01. Employees and Offers of Employment.

         (a) The Buyer shall have the right, but not the obligation, to offer employment to any employees of the Seller, in the Buyer's sole discretion, that perform services in connection with the Business. Schedule 7.01(a) sets forth the names of the employees to whom the Buyer may offer employment (each a "Potentially Transferred Employee"). Except as otherwise provided herein, any such offers shall be at such salary or wage and benefit levels and on such other terms and conditions as the Buyer shall in its sole discretion deem appropriate. The Buyer shall have the right, but not the obligation, to offer to the Potentially Transferred Employees bonuses or any other consideration (at such time as may be agreed between the Buyer and such employees) for their assistance to the Buyer in connection with effecting the transition of the Business to the Buyer. The employees who accept and commence employment with the Buyer on or prior to the Closing Date are heretofore and hereinafter collectively referred to as the "Transferred Employees." The Buyer may, in compliance with applicable Law, interview and conduct background investigations with respect to any Potentially Transferred Employee, and the Seller will not take any action that would impede, hinder, interfere or otherwise compete with the Buyer's effort to hire any Transferred Employees. Upon Potentially Transferred Employees becoming Transferred Employees, the Seller shall provide the personnel records of such Transferred Employees to the Buyer; provided, however, that the Seller shall have no obligation to provide such records in the event that the provision of such records is prohibited by applicable Law.

         (b) To the extent that any Transferred Employee is eligible to participate in any employee benefit plan of the Buyer or any of its Affiliates (i) such employees shall receive full credit for purposes of determining future vacation entitlement and (ii) such employees shall participate in the Buyer employee benefit plans on terms that are no less favorable than offered to similarly situated employees of the Buyer. Notwithstanding anything to the contrary herein, in no event shall any period during which a Transferred Employee was on a sabbatical be counted for purposes of calculating prior service credit under any Buyer plan, policy, program or other arrangement.

         (c) The Seller shall pay, or otherwise be responsible for, and shall indemnify the Buyer against all amounts due and benefits accrued or earned on or before the Closing Date under any Plan to or by any Transferred Employee on or before the Closing Date. The Buyer shall pay, or otherwise be responsible for, and shall indemnify the Seller against all amounts due and benefits accrued or earned after the Closing Date by any Transferred Employee under any employee benefit plan, policy, program or other arrangement maintained by the Buyer or any of its Affiliates, including, but not limited to, any severance obligations to the Transferred Employees by reason of their termination of employment with the Buyer. If a current employee of the Seller, other than those employees set forth on
Schedule 7.01(c) or a Transferred Employee for which no reimbursement shall be due, becomes a full-time employee of the Buyer within six months of the date hereof or becomes a consultant of the Buyer who works a minimum of 200 hours for the Buyer during the one hundred eighty (180) days immediately following the Closing Date, the Buyer shall promptly reimburse the Seller fifty percent (50%) of the severance payment actually paid by the Seller to such employee, if any, in connection with such employee's termination of employment with the Seller; provided, however, that the Seller may elect to waive such right to reimbursement.

         (d) Neither the Seller nor any of its Affiliates shall modify, amend or otherwise alter any non-competition or other similar restrictions with any Potentially Transferred Employee (or any former employee of the Seller that would be a Potentially Transferred Employee if in the employ of the Seller on the date hereof) without the prior written consent of the Buyer, and the Seller shall not waive, and the Seller shall use its reasonable efforts to enforce, at the Buyer's expense (provided that, any such expense has been previously approved by the Buyer in writing), such non-competition or other restrictions in connection with any violation thereof. The Seller hereby agrees to forever release (and to cause any Affiliate to release) any Potentially Transferred Employee who becomes a Transferred Employee or any employee of the Seller (or any Affiliate) who becomes a consultant to the Buyer from the provisions of any non-competition, non-disclosure or other similar restrictions relating to the Purchased Assets to the extent necessary to allow (x) such Potentially Transferred Employee to accept such offer of employment with the Buyer or
(y) such employee to accept a consulting engagement with the Buyer.

         SECTION 7.02. No Third Party Beneficiaries. No provision of this Agreement, including, without limitation, this Article VII shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or any of its Subsidiaries (whether or not a Potentially Transferred Employee) with respect to employment (or continued employment) or consulting arrangements with the Buyer, and no provision of this Agreement, including, without limitation, this Article VII shall create any such rights in any such Persons with respect to any benefits that may be provided, directly or indirectly, under any plan or arrangement that may be established by the Buyer. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Buyer.


                               ARTICLE VIII

                           CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the Buyer, Acquisition Sub and the Seller to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

              (a) No judgment, injunction, order or decree shall have been issued declaring this Agreement invalid, nor shall any judgment, injunction, order, decree or applicable Law prohibit the consummation of the transactions contemplated hereby.

              (b) The Buyer, Acquisition Sub and the Seller shall have executed and delivered to the other each of the Ancillary Agreements to which it is a party.

              (c) The Escrow Agreement shall be executed by the escrow agent.

              (d) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the transactions contemplated hereby shall have been obtained.

              SECTION 8.02. Conditions to Obligation of the Buyer and Acquisition Sub. The obligation of the Buyer and Acquisition Sub to consummate the transactions contemplated hereby is subject to the satisfaction of the following further conditions:

              (a) (i) The Seller shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of the Seller contained in this Agreement as of the date hereof shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality or Material Adverse Effect) as of the date hereof and at and as of the Closing Date as if made at and as of such date, without giving effect to any Supplemental Schedules, and (iii) the Buyer shall have received a certificate signed by the Chief Executive Officer of the Seller to the foregoing effect (giving full effect to any Supplemental Schedules that were delivered by the Seller to the Buyer prior to the Closing Date in accordance with Section 6.11).

              (b) No provision of any applicable Law and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by the Buyer or Acquisition Sub of any portion of the Purchased Assets.

              (c) The Seller (being a United States person within the meaning of Section 7701(a)(3) of the Code) shall furnish the Buyer an affidavit pursuant to Section 1445(b)(2) of the Code stating, under penalty of perjury, the Seller's United States taxpayer identification number and that the Seller is not a foreign person.

              (d) The Seller shall have received all Material Required Consents, along with a sufficient number of Required Consents which are not Material Required Consents such that the total Monthly Revenue Run-Rate for all contracts for which non-Material Required Consents have not been obtained is less than $20,000 in the aggregate.

              (e) Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

              (f) The Buyer shall have received the names, and contact information for each Assumed Contract.

              (g) The Buyer shall have received an unaudited balance sheet of the Seller on and as of the last Business Day immediately preceding the Closing Date, an unaudited statement of operations for the period ending on the last Business Day immediately preceding the Closing Date and a calculation of Net Working Liabilities as of the last Business Day immediately preceding the Closing Date (collectively, the "Closing Date Financial Statements"). The Closing Date Financial Statements shall be prepared in accordance with GAAP accrual accounting for all assets, liabilities and operating expenses that are part of Net Working Liabilities, subject to immaterial adjustments (and for the absence of footnotes and year-end audit adjustments). The Buyer shall have received a certificate signed by the Seller's Chief Executive Officer and Chief Financial Officer (the "Financial Certificate"). The Financial Certificate shall be based on the Closing Date Financial Statements and shall be prepared in accordance with GAAP accrual accounting for all assets, liabilities and operating expenses that are part of Net Working Liabilities. The Financial Certificate shall set forth the:

              (i) Adjusted Revenue Run-Rate;

              (ii) A reasonably detailed calculation of the Adjusted Revenue Run-Rate on a per customer basis showing changes from the Revenue Run-Rate in accordance with Schedule C including supporting documentation with respect thereto;

              (iii) Net Working Liabilities as of the Business Day immediately preceding the Closing Date.

              (h) The Adjusted Revenue Run-Rate shall be at least
$4,100,000.

              (i) The Stockholder Approvals shall not have been amended, modified or rescinded.

         SECTION 8.03. Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated hereby is subject to the satisfaction of the following further conditions:

              (a) (i) each of the Buyer and Acquisition Sub shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing Date,
(ii) the representations and warranties of each of the Buyer and Acquisition Sub contained in this Agreement as of the date hereof shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality or material adverse effect) as of the date hereof and at and as of the Closing Date as if made at and as of such date and (iii) the Seller shall have received a certificate signed by the Chief Executive Officer of each of the Buyer and Acquisition Sub to the foregoing effect.

              (b) Since the date of this Agreement, no material adverse effect on the condition (financial or otherwise) or results of operations of the Buyer shall have occurred and be continuing; provided, however, that in the event that the Seller, in accordance with Section 2.06(a), elects to receive the Purchase Price entirely in the form of Cash Consideration, then this Closing condition shall be deemed to be satisfied.

              (c) The Purchase Price, net of any Purchase Price Adjustment, shall be at least $2,250,000.

                                ARTICLE IX

                         SURVIVAL; INDEMNIFICATION

              SECTION 9.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until one (1) year after the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.02 or 9.03 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. All covenants made by any party shall survive the Closing Date pursuant to their terms.

              SECTION 9.02. Indemnification.

              (a) The Seller hereby indemnifies the Buyer and its Affiliates and their respective officers, directors, employees and agents (a "Buyer Party") against, and agree to hold each of them harmless from, any and all damages, claims, debts, actions, assessments, judgments, losses, liabilities, fines, fees, penalties and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Losses") incurred or suffered by a Buyer Party, whether in an action between a Buyer Party and the Seller or a Buyer Party and a third party, in connection with, resulting from or arising out of:

              (i) any misrepresentation, inaccuracy or breach of representation and warranty made by the Seller pursuant to this Agreement without giving effect to any Supplemental Schedule, other than any such breach that is disclosed in a Supplemental Schedule;

              (ii) any breach of covenant or agreement to be performed by the Seller pursuant to this Agreement;

              (iii) the failure of the Seller to assume full responsibility for any Excluded Liability or any obligation or liability of the Business relating to the Excluded Assets and failure to pay and discharge when due any Excluded Liability, or any claim or cause of action by any party against such indemnities with respect to the Excluded Liability;

              (iv) any obligations or liabilities of any nature relating to the employment by the Seller or termination by the Seller of employees of the Seller (other than the Transferred Employees); or

              (v) claims of actual or alleged infringement or other violation arising out of the Seller's (or any Subsidiary's) use of the trademark or trade name "NEWSALERT" prior to the Closing.

              (b) the Buyer hereby indemnifies the Seller and its Affiliates and their respective officers, directors, employees and agents (a "Seller Party") against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by a Seller Party, whether in an action between a Seller Party and the Buyer or a Seller Party and a third party, in connection with, resulting from or arising out of:

              (i) any misrepresentation, inaccuracy or breach of representation and warranty made by the Buyer or Acquisition Sub pursuant to this Agreement;

              (ii) any breach of a covenant or agreement to be performed by the Buyer or Acquisition Sub pursuant to this Agreement;

              (iii) the failure of Acquisition Sub to assume full responsibility for any Assumed Liability or any obligation or liability of Acquisition Sub relating to the Purchased Assets and failure to pay and discharge when due any Assumed Liability, or any claim or cause of action by any party against such indemnities with respect to the Assumed Liability;

              (iv) any obligations or liabilities of any nature relating to the employment by the Buyer or termination by the Buyer of Transferred Employees or other employees of the Buyer; or

              (v) claims of actual or alleged infringement or other violation arising out of the Buyer's or Acquisition Sub's use of the trademark or trade name "NEWSALERT" from and after the Closing.

              (c) Notwithstanding anything contained in Section 9.02 to the contrary, there shall be no liability for indemnification under this
Section 9.02, (i) unless the aggregate amount of Losses exceeds $50,000 (the "Indemnity Deductible") at which time the Indemnifying Person shall be liable for the amount of the Losses in excess of the Indemnity Deductible,
(ii) unless the Indemnified Person delivers to the Indemnifying Party written notice, setting forth in reasonable detail the identity, nature and amount of Losses related to such claim or claims, (iii) to the extent that an Indemnified Party has suffered, incurred, sustained or become subject to, Losses by reason of all such claims in excess of the Escrowed Consideration and the Indemnifying Parties, in the aggregate, shall not be obligated to pay anything other than or more than the Escrowed Consideration, in the aggregate for all claims under Section 9.02, and (iv) the Seller shall not be obligated to pay anything other than or more than the Escrowed Consideration, it being understood that the Escrowed Consideration shall, subject to Section 9.04, constitute the only recourse against the Seller under this Article IX.

              (d) Notwithstanding anything contained in Section 9.02 to the contrary, the Indemnity Deductible shall not apply in the event that liability of an Indemnifying Person arises out of or in connection with a Purchase Price Adjustment or a breach of the representations or warranties in Sections 3.01, 3.02, 3.03, 3.04, or 3.10. An Indemnifying Person shall have no liability to indemnify the Indemnified Person for any Losses resolved by the parties as a Purchase Price Adjustment.

         SECTION 9.03. Procedures; No Waiver.

              (a) All claims for indemnification by an Indemnified Person pursuant to this Article IX shall be made in accordance with the provisions of this Section 9.03.

              (b) A party entitled to indemnification under this Article IX (the "Indemnified Person") shall give prompt written notification to the Person obligated to provide such indemnification (the "Indemnifying Person") of the commencement of any action, suit or proceeding relating to a claim between the parties or a third party claim for which indemnification pursuant to this Article IX may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation under this Article IX except to the extent of any damage or liability caused solely by or arising solely out of such delay. With respect to any claim by a third party, within 20 days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person; provided that (i) the Indemnifying Person acknowledges in writing to the Indemnified Person that the Indemnifying Person shall indemnify the Indemnified Person with respect to all elements of such action, suit or proceeding and any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding, and (ii) the third party seeks monetary damages only. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense and the Indemnified Person is advised by counsel in writing that the Indemnifying Person and the Indemnified Person may have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of a single counsel per applicable jurisdiction to the Indemnified Person shall be considered "Losses" for purposes of this Agreement and shall be paid by the Indemnifying Party. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. An Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which shall not be unreasonably withheld or delayed. The Indemnifying Person shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnified Person for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Person).

         SECTION 9.04. Sole Remedy. Except for fraud, and subject to any party's right for equitable relief, the indemnification provisions of this
Article IX and the provisions of the Escrow Agreement shall constitute the sole and exclusive remedy of the parties hereto for any inaccuracy, untruth, incompleteness or other breach of or failure to perform any covenant made in this Agreement, and the parties each waive any other remedy, which they or any other Person entitled to indemnification hereunder may have at Law with respect thereto.

         SECTION 9.05. Adjustments to Indemnification Payments. Any payment made by either the Seller to Buyer Parties, on the one hand, or by the Buyer to Seller Parties, on the other hand, pursuant to this Article IX in respect of any claim shall be reduced by any insurance proceeds realized by and paid to the Indemnified Person in respect of such claim net of any cost incurred due to such insurance recoveries, including, without limitation, retrospective premium adjustments and experience-based premium adjustments. The Indemnified Person shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Article IX; provided that the Indemnified Person shall not be obligated to make such an insurance claim if the Indemnified Person in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Person would exceed the value of the claim for which the Indemnified Person is seeking indemnification.

                                 ARTICLE X

                                TERMINATION

         SECTION 10.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

              (i) by mutual written agreement of the parties; or

              (ii) by the Seller, on the one hand, or by the Buyer, on the other hand, if the Closing shall not have occurred within thirty
         (30) days following the date hereof (the "Expiration Date"); provided, however, that if the only condition to Closing not satisfied is the condition set forth in Section 8.02(d), such Expiration Date shall automatically be extended, without any action required by any of the parties hereto, by an additional seven (7) days (the "Extension Period"); provided, further, that if, at the end of such Extension Period, the condition to Closing set forth in Section 8.02(d) is not satisfied, and remains the only condition to Closing not satisfied, such Extension Period shall automatically be extended, without any action required by any of the parties hereto, by an additional seven (7) days (the "Second Extension Period"); provided, further, that the right to terminate this Agreement under this Section 10.01(ii) shall not be available to a party whose material misrepresentation, material breach of warranty or failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

              (iii) by the Seller, on the one hand, or by the Buyer and the Acquisition Sub, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made before the Expiration Date; or

              (iv) by the Seller, on the one hand, or by the Buyer, on the other hand, if there shall be a final nonappealable order of a Federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any government body, agency, official or authority which would make the consummation of the transactions illegal.

         SECTION 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, except as set forth below, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the fraud, willful misconduct or gross negligence of either party in the failure to satisfy a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from any act of fraud, willful misconduct or gross negligence in connection with a breach by either party to this Agreement, such party shall, notwithstanding the provisions of Section 11.03, be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section 10.02,
Section 6.04 and Section 11.03 shall survive any termination hereof pursuant to Section 10.01.


                                ARTICLE XI

                               MISCELLANEOUS

         SECTION 11.01. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, sent by nationally-recognized overnight courier, mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter), if to the Buyer or Acquisition Sub, to:

                  ScreamingMedia Inc.
                  601 West 26th Street
                  13th Floor
                  New York, NY 10001
                  Attn:  General Counsel
                  Facsimile No.:  (212) 691-1483

         if to the Seller, to:

                  Inlumen, Inc.
                  80 Broad Street
                  11th Floor
                  New York, NY 10004
                  Attn:  Chief Executive Officer
                  Facsimile No.:  (212) 201-6541

         or at such other address as the parties may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, on the next Business Day if dispatched by overnight courier upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         SECTION 11.02. Amendments; No Waivers.

              (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Buyer, Acquisition Sub and the Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         SECTION 11.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 11.04. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 11.05. Governing Law. THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), OF NEW YORK SHALL GOVERN THE ENFORCEABILITY AND VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE
INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES.

         SECTION 11.06. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, every party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

         SECTION 11.07. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 11.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         SECTION 11.09. Entire Agreement; Severability. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement, all constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by either party hereto. None of this Agreement, the Ancillary Agreements or the Confidentiality Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the purchase and sale of the Purchased Assets is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the purchase and sale of the Purchased Assets may be consummated as originally contemplated to the fullest extent possible. The foregoing is in addition to and not in place of the severability provisions in Section 5.04.

         SECTION 11.10. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 11.11. Incorporation of Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement are incorporated herein and made a part hereof.

         SECTION 11.12. Specific Performance. In addition to any other remedies that any party hereto may have at Law or in equity, the Buyer and the Seller hereby acknowledge that the transactions contemplated by this Agreement are unique, and that the harm to a party (the "Non-Breaching Party") resulting from any breach by another party (the "Breaching Party") of its obligations under this Agreement cannot be adequately compensated by damages. Accordingly, the Non-Breaching Party shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by the Breaching Party, and the Non-Breaching Party shall have the right to obtain an order or decree of such specific performance in any of the courts set forth in Section 11.06.


               [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SCREAMINGMEDIA INC.


                                By: /s/ David Obstler
                                   ----------------------------------------
                                   Name:  David Obstler
                                   Title: Chief Financial Officer and Treasurer


                                BROAD ACQUISITION CORP.


                                By: /s/ Francis Sheehan
                                   -----------------------------------------
                                   Name:  Francis Sheehan
                                   Title: President, Secretary and Treasurer


                                INLUMEN, INC.


                                By: /s/ Jeffrey S. Cutler
                                   -----------------------------------------
                                   Name:  Jeffrey S. Cutler
                                   Title: President and CEO

                                 EXHIBIT A
                                 ---------

                              Purchased Assets

(a)      the Acquired Cash;

(b)      all of the Seller's rights under the Assumed Contracts;

(c) all accounts receivable (including, without limitation, unbilled accounts receivable) relating to the operations of the Seller listed on Schedule 3.07;

(d) all other tangible personal property of the Seller incidental to or used in connection with the Business (whether in the possession of the Seller or in the custody of third parties such as customers, vendors and trade representatives) and all rights under operating and capital leases relating to the use thereof and those items listed under the heading "Tangible Personal Property" on
         Schedule 3.10;

(e) all computer equipment (other than those items specifically set forth on Exhibit B);

(f) all customer, content, technology, equipment, supplier, distributor and similar agreements relating exclusively to the Business;

(g) all information relating to customers including, without limitation, customer lists, sales, marketing data, principal contracts and pricing information as such are required for the operations of the Business;

(h) all sales and marketing data and pricing information relating exclusively to the Business;

(i)      all of the Seller's Proprietary Rights and Software Programs;

(j) all works in progress relating to Proprietary Rights in development, in each case, owned, used or licensed by Seller or being developed by or on behalf of Seller that are related to the Business;

(k) all works in progress relating to Proprietary Software in development owned by Seller that are related to the Business;

(l) all permits, franchises and licenses to the extent such licenses are transferable under applicable Law related to the Business;

(m) all deposits, rights to escrow, credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items relating exclusively to the Purchased Assets;

(n) all of Seller's books, records and other documents and information relating exclusively to the Business or the Purchased Assets, including all passwords, resets, encryption technology, archives, log files, quality records, engineering designs, software agreements and software configurations;

(o) all sales data, brochures, catalogues, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media relating exclusively to the Business or the Purchased Assets;

(p) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of the Seller and relating exclusively to, arising exclusively out of, or resulting exclusively from the Business, the Purchased Assets or the Assumed Liabilities; provided, however, that the Seller shall have such rights as they relate exclusively to, arise exclusively out of or result exclusively from the Excluded Assets or the Excluded Liabilities;

(q) the computer equipment, email servers and leasehold improvements in Israel owned or leased by Inlumen Israel and all other assets owned by Inlumen Israel;

(r)      the NewsAlert Assets; and

(s) all goodwill, going concern value and the business appurtenant to the Purchased Assets.

                                 EXHIBIT B
                                 ---------

                              Excluded Assets

         The Purchased Assets set forth on Exhibit A shall not include the following properties, assets and other rights, which shall be retained by the Seller:

(a)      the Purchase Price and any cash balances in excess of the Acquired
         Cash;

(b) the corporate seal, certificate of incorporation, minute book, stock book, tax returns, tax preparation work papers, financial statements and other records relating to the corporate organization of the Seller;

(c)      all assets under any Plan;

(d)      all defenses, claims, and causes of action relating to Excluded
         Liabilities;

(e)      all shares of Inlumen Ltd (UK) and all assets owned by Inlumen Ltd
         (UK) and unrelated to the Purchased Assets (other than those contracts set forth on Schedule 2.03);

(f) all shares of Inlumen SA (France) and all assets owned by Inlumen SA (France) and unrelated to the Purchased Assets;

(g) all shares of Inlumen Asia Pacific (IAP) and all assets owned by Inlumen Asia Pacific (IAP) and unrelated to the Purchased Assets;

(h)      all shares of Inlumen Israel;

(i)      license agreement between the Seller and Inlumen Asia Pacific;

(j) the email server and the intranet configuration of the Seller located in New York, New York as set forth on Exhibit B-2, excluding any data files stored on such server, and any email files stored on such server necessary to run the Business;

(k) lease agreement related to the property located at 80 Broad Street, New York, New York;

(l) all leasehold improvements on the property located at 80 Broad Street, New York, New York;

(m) security deposit, advance payments and prepaid items related to the property located at 80 Broad Street, New York, New York;

(n) the receivable owed to the Seller by the landlord of 80 Broad Street, New York, New York;

(o) furniture, fixtures and fittings at the property located at 80 Broad Street, New York, New York, including the audio visual and telecommunication equipment and the computer equipment set forth on Exhibit B-2;

(p) any lease agreement and liabilities related to any property in Israel, except to the extent that any such lease is modified to the satisfaction of the Buyer and expressly assumed by the Buyer;

(q) all cash, marketable securities, certificates of deposit and cash equivalents other than the Acquired Cash;

(r)      all Seller Contracts not included on Schedule 2.03 as Assumed
         Contracts;

(s) all losses, loss carryforwards and rights to receive refunds and credits and loss carry forwards with respect to any and all Taxes of the Seller that constitute Excluded Liabilities; provided, however, that this subsection (s), except as it relates to the right to receive refunds, shall not apply if the purchase of the Purchased Assets by the Buyer from the Seller pursuant to this Agreement is a Reorganization, or is otherwise treated as a transaction pursuant to which the Buyer succeeds to and takes into account any tax attributes of the Seller pursuant to Section 381 of the Code;

(t) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind in favor of the Seller and relating exclusively to, arising exclusively out of, or resulting exclusively from the Excluded Assets or the Excluded Liabilities; provided, however, that the Buyer shall have such rights as they relate exclusively to, arise exclusively out of or result exclusively from the Purchased Assets or the Assumed Liabilities;

(u) any and all employment agreements entered into by and between any Person and the Seller, except to the extent that such employment agreements grant the Seller any rights in or to any of the Propriety Rights; and

(v) any of the rights granted to the Seller under this Agreement or under any Ancillary Agreements.

                                 EXHIBIT C
                                 ---------

                          Form of Escrow Agreement

                                 EXHIBIT D
                                 ---------

                     Form of Assignment and Assumption

                                 EXHIBIT E
                                 ---------

                            Form of Bill of Sale